EXHIBIT 4.8

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 3, 2021, among Pioneer Energy Services Corp., a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and security agent (in such capacity, the “Security Agent”), under the indenture referred to below.

RECITALS

WHEREAS, the Company and the Guarantors heretofore executed and delivered to the Trustee and the Security Agent an indenture, dated as of May 29, 2020 (the “Indenture”), providing for the issuance of the Company’s Senior Secured Floating Rate Notes due 2025 (the “Notes”);

WHEREAS, Section 10.01(1) of the Indenture provides that the Indenture may be amended or supplemented without the consent of any Holder of the Notes to cure any ambiguity, defect or inconsistency, and Section 10.01(7) of the Indenture provides that the Indenture may be amended or supplemented without the consent of any Holder of the Notes to release a Guarantor from its obligations under the Indenture and its Subsidiary Guarantee pursuant to the Indenture;

WHEREAS, Pioneer Services Holdings, LLC, a Delaware limited liability company and a subsidiary of the Company (“Pioneer Services”), was not intended to be a Guarantor under the Indenture or to provide a Subsidiary Guarantee pursuant to the Indenture, as evidenced by the fact that (a) Section 4.09 of the Indenture provides that Pioneer Services does not have to be a Guarantor as long as certain conditions are met, (b) the term sheet for the Notes attached to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pioneer Energy Services Corp. and its Affiliated Debtors (the “Plan”) provided that the Notes would be guaranteed by the existing guarantors under the Company’s Existing Term Loan Agreement (as defined in the Plan) and Pioneer Services was not a guarantor under such credit facility, (c) Pioneer Services is not a guarantor or borrower under the ABL Credit Documents and (d) Pioneer Services did not execute the Intercreditor Agreement that was executed by all the other Subsidiary Guarantors;

WHEREAS, Pioneer Services inadvertently executed and delivered the Indenture as a Guarantor and, as a result, inadvertently provided the Subsidiary Guarantee set forth in Section 12.01 therein;

WHEREAS, the Company desires to cure the inconsistency resulting from such inadvertent error and release Pioneer Services from its obligations under the Indenture and its Subsidiary Guarantee pursuant to the Indenture and, in connection therewith, proposes to amend and supplement the Indenture as set forth herein (the “Proposed Amendment”);

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that execution of this First Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent and covenants provided for in the Indenture related thereto have been satisfied;

WHEREAS, the Company has requested that the Trustee and Security Agent execute and deliver this First Supplemental Indenture; and

WHEREAS all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, the Trustee and the Security Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Indenture;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings, subheadings and captions are for convenience of reference only and do not affect interpretation.

ARTICLE II
AMENDMENT

Section 2.1. Amendment to the Indenture. Effective and operative as of the times set forth in Section 3.1 of this First Supplemental Indenture, the Proposed Amendment, as set forth in this Article II, shall apply to the applicable Notes Documents and be effective. Any provision of the Notes Documents that conflicts with the express provisions of this First Supplemental Indenture shall be deemed to be amended so as to cure such inconsistency, and the provisions of this First Supplemental Indenture shall control.

Section 2.2. Release. Pioneer Services is hereby released from its obligations under the Indenture and its Subsidiary Guarantee pursuant to the Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.1. Effectiveness.

(a) This First Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as of the date hereof.

(b) The Proposed Amendment, as set forth in Article II hereof, shall become operative with respect to the Notes Documents at such time as the Company, the Guarantors, the Trustee and the Security Agent, as applicable, shall have executed this First Supplemental Indenture to give effect to the Proposed Amendment.

(c) Upon becoming operative (and not before), all provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended by this First Supplemental Indenture with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.

Section 3.2. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect.

Section 3.3. Trustee and Security Agent Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee or the Security Agent, and neither the Trustee nor the Security Agent assumes any responsibility for the correctness thereof. Neither the Trustee nor the Security Agent makes any representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE (AS SUPPLEMENTED BY THIS FIRST SUPPLEMENTAL INDENTURE), THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 3.5. Severability. In case any provision in the Indenture (as supplemented by this First Supplemental Indenture) or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.6. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First

Supplemental Indenture and of signature pages by fax or .pdf transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto.

Section 3.7. The Trustee and the Security Agent. Wilmington Trust, National Association is entering into this First Supplemental Indenture solely in its capacity as Trustee and Security Agent under the Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Security Agent by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee and the Security Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and Security Agent with respect hereto. The recitals above shall constitute statements of the Company, and neither the Trustee nor the Security Agent assume any responsibility for their accuracy.

Section 3.8. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from this First Supplemental Indenture and that the guarantee made by it pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this First Supplemental Indenture to be duly executed as of the date first written above.

PIONEER ENERGY SERVICES CORP., a Delaware corporation
By:     /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER DRILLING SERVICES, LTD., a Texas corporation
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER GLOBAL HOLDINGS, INC., a Delaware corporation
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER PRODUCTION SERVICES, INC., a Delaware corporation
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER SERVICES HOLDINGS, LLC, a Delaware limited liability company
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES HOLDINGS, INC., a Delaware corporation
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES, LLC, a Delaware limited liability company
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER WELL SERVICES, LLC, a Delaware limited liability company
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER FISHING & RENTAL SERVICES, LLC, a Delaware limited liability company
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER COILED TUBING SERVICES, LLC, a Delaware limited liability company
By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this First Supplemental Indenture to be duly executed as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Security Agent

By:    /s/ Jane Schweiger
Name:    Jane Schweiger
Title:    Vice President